Exhibit 99.1

Kent C. McCarthy is the manager of Jayhawk Private Equity, LLC, which is the general partner of Jayhawk Private Equity GP II, L.P.  Jayhawk Private Equity GP II, L.P. is the general partner of Jayhawk Private Equity Fund II, L.P.  Jayhawk Private Equity Fund II, L.P. directly owns 6,670,000 shares of the issuer reported on this form.  As a result, Mr. McCarthy, Jayhawk Private Equity, LLC and Jayhawk Private Equity GP II, L.P. each indirectly beneficially own 6,670,000 shares.  Kent C. McCarthy is also the manager of Jayhawk Capital Management, L.L.C., which is the general partner of JCF CO LF, L.P.  JCF CO LF, L.P. directly owns 1,858,291 shares of the issuer reported on this form.  As a result, Mr. McCarthy and Jayhawk Capital Management, L.L.C. indirectly beneficially own 1,858,291 shares.  Kent C. McCarthy is also the manager of JHAB Management II, LLC, which is the manager of JHAB Fund II, LLC.  JHAB Fund II, LLC directly owns 1,308,901 shares of the issuer reported on this form.  As a result, Mr. McCarthy and JHAB Management II, LLC indirectly beneficially own 1,308,901 shares.  McCarthy Family SD, LLC directly owns 150,000 shares of the issuer reported on this form.  Mr. McCarthy has the power to exercise investment control over the shares owned by McCarthy Family SD, LLC.  As a result of being the manager of Jayhawk Capital Management, LLC, Jayhawk Private Equity, LLC, and JHAB Management II, LLC and having indirect investment control over the shares owned by McCarthy Family SD, LLC, Kent C. McCarthy indirectly beneficially owns an aggregate of 9,987,192 shares.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person’s pecuniary interest therein.